As filed with the Securities and Exchange Commission on June 4, 2004.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 4, 2004

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-6523

(Commission File Number)

56-0906609

(IRS Employer Identification No.)

100 North Tryon Street

Charlotte, North Carolina

(Address of principal executive offices)

28255

(Zip Code)

704.386.8486

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

Bank of America Corporation (the “Registrant”) announced today that Tim Arnoult, the Registrant’s Technology & Operations Executive, has been named as a member of the Registrant’s Risk and Capital Committee (the “RCC”). Mr. Arnoult joined the Registrant in 1975 and has since held a wide variety of leadership roles, including direct leadership of the Private Bank, leadership roles in commercial and consumer banking and Texas market president. The RCC establishes long-term strategy and short-term operating plans for the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Teresa M. Brenner
Teresa M. Brenner
Associate General Counsel

Dated: June 4, 2004